EXHIBIT 10.4








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                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT



                           Dated as of August 22, 2000



                                      Among


                           PRIMESOURCE SURGICAL, INC.,



                                  the Borrower,



                                  BIMECO, INC.



                                 the Guarantor,



                         CITIZENS BANK OF MASSACHUSETTS,



                                   the Lender

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

                           FIRST AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT
                          -----------------------------

     This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of August 22, 2000 by and among PRIMESOURCE SURGICAL, INC., a Delaware corporation (the "Borrower"), as borrower, and BIMECO, INC., a Florida corporation ("Bimeco or Guarantor"), as guarantor (the Borrower and the Guarantor, each a "Loan Party" and the Borrower and the Guarantor collectively the "Loan Parties"), and CITIZENS BANK OF MASSACHUSETTS, as successor in interest to State Street Bank and Trust Company (the "Bank"), as lender.

                                    Recitals
                                    --------

     The Borrower, Bimeco, Medical Companies Alliance, Inc. (`MCA"), Douglass Medical, Inc. ("Douglass") and the Bank are parties to an Amended and Restated Credit Agreement dated as of June 14, 1999 (as amended, the "Credit Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement. The Loan Parties desire to amend the Credit Agreement to modify certain covenants and to make certain changes therein. The Bank and the Borrower are willing to amend the Credit Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantor and the Bank hereby amend the Credit Agreement as follows:

     Section 1.     DEFINITIONS.

               (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions "Credit Documents" and "Unlimited Guaranty Agreements" in their entirety and substituting therefor the following:

               "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, the Security Agreement, the Guarantor Security Agreements, the Unlimited Guaranty Agreements, the Pledge Agreements, the Subordination Side Letters, the Landlord's Consent and Estoppel Certificates, the Collateral Assignment of Acquisitions Documents, Intellectual Property Security Agreements, the Warrant Agreement, the Warrant, and all other documents, instruments and agreements now or hereafter executed in connection with any of them.

               "UNLIMITED   GUARANTY   AGREEMENTS"   shall  mean  the  unlimited
          guaranties of Bimeco and the Internet Subsidiary (if any) of the obligations of the Borrower under the Credit Documents.

               (b) Section 1.1 of the Credit Agreement is hereby further amended by adding the following definitions thereof in alphabetical order:

               "B-3  PRIVATE   PLACEMENT"  shall  mean  the  Borrower's  private
          placement of 530,321 shares of Series 13-3 Convertible Preferred Stock consummated on December 31, 1999.

                                        1
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               "C-2  PRIVATE   PLACEMENT"  shall  mean  the  Borrower's  private
          placement of up to 4,000,000 shares of Series C-2 Convertible Preferred Stock consummated on or about August 18, 2000.

               "CAPITAL EXPENDITURES" shall mean expenditures which are properly chargeable to capital account in accordance with generally accepted accounting principles (including leases which are capitalized and research and development expenses).

               "CURRENT ASSETS" shall mean all cash, accounts receivable, and inventory of the Borrower and its Subsidiaries, on a consolidated basis.

               "CURRENT LIABILITIES" shall mean all accounts payable, all accruals and all amounts outstanding under the Revolving Credit of the Borrower and its Subsidiaries, on a consolidated basis.

               "EBITDA" shall mean for any period the total of (a) the consolidated net income of the Borrower and subsidiaries, on a consolidated basis, plus (b) amounts paid by the Borrower and its Subsidiaries in respect of taxes, plus (c) to the extent deducted in calculating net income, the consolidated interest, depreciation and amortization expense oldie Borrower and its Subsidiaries.

               "ELIGIBLE ACCOUNT RECEIVABLE" shall mean an account receivable which meets all of the following requirements:

     (i) such account receivable is subject to a perfected security interest in favor of the Bank and is subject to no other lien whatsoever other than a lien permitted under Section 5.12 hereof;

     (ii) such account receivable is owned by the Borrower or a Qualified Guarantor and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower or such Qualified Guarantor to make such account receivable payable by the account debtor;

     (iii) such account receivable is no more than 90 days past due from invoice date;

     (iv) the amount owing on the invoice evidencing such account receivable is a valid, legally enforceable obligation of the account debtor with respect thereto and is not subject to any material present or contingent offset, deduction or counterclaim, dispute or other defense on the part of such account debtor, and no facts exist which are the basis for any future such action or claim;

     (v) such account receivable is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument has been delivered to the Bank;

     (vi) the goods giving rise to such account receivable were not, at the time of the sale thereof, subject to any lien, other than a lien permitted under
Section 5.1.2 hereof;

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

     (vii) the account debtor with respect to such account receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, pending, or to the knowledge of the Borrower or such Qualified Guarantor, threatened, which might have a materially adverse effect on such account debtor;

     (viii) the account debtor with respect thereto is not an Affiliate, employee or Subsidiary of the Borrower or such Qualified Guarantor;

     (ix) if the account debtor with respect thereto is located outside of the United States of America, the goods which gave rise to such account receivable were shipped after receipt by the Borrower or Qualified Guarantor from the account debtor of an irrevocable letter of credit issued or confirmed by a financial institution reasonably acceptable to the Bank and in form and substance reasonably acceptable to the Bank, payable in the amount of the face value of the Account in dollars at a place of payment located within the United States;

     (x) the account debtor with respect thereto is not a governmental agency (except where the Borrower or Qualified Guarantor and account debtor have complied with the Federal Assignment of Claims Act to the Bank's satisfaction); and

     (xi) such account receivable is not determined by the Bank to be ineligible for any other reason based upon such credit and collateral considerations as the Bank may reasonably deem appropriate.

               "ELIGIBLE INVENTORY" shall mean inventory which meets all of the following requirements:

          (i) such Inventory is owned by the Borrower or a Qualified Guarantor, is subject to a perfected security interest in favor of the Bank and is subject to no other lien whatsoever other than a lien permitted under Section 5.12 hereof;

          (ii) If such Inventory is located within a premises leased by the Borrower or a Qualified Guarantor, the: landlord has executed a Landlord Consent and Estoppel Certificate for such premises;

          (iii) such Inventory is located within the United States at one of the Borrower's or Qualified Guarantor's Locations or (subject to (i) above) in the possession of the Borrower's or Qualified Guarantor's sales representatives; and

          (iv) such Inventory is not determined by the Bank to be ineligible for any other reason as the Bank may reasonably deem appropriate.

               "FORMULA AMOUNT" shall mean as to the Borrower and each respective Qualified Guarantor, the sum of the Individual Accounts Receivable Formula Amount plus Individual Inventory Formula Amount of the Borrower or such Qualified Guarantor.

               "GUARANTOR SECURITY AGREEMENTS" shall mean the security agreements between the Bank and each of Bimeco and the Internet Subsidiary (if any) securing the obligations of the Borrower under the Credit Documents.

               "INDIVIDUAL ACCOUNTS RECEIVABLE FORMULA AMOUNT" shall mean at the date of determination thereof, with respect to the Borrower and each Qualified Guarantor an amount equal to 80% of the Eligible Accounts Receivable of such Borrower or such Qualified Guarantor.

               "INDIVIDUAL INVENTORY FORMULA AMOUNT" shall mean at the date of determination thereof, with respect to the Borrower and each Qualified Guarantor an amount equal to 45% of the Eligible Inventory of such Borrower or Qualified Guarantor.

               "INTELLECTUAL PROPERTY SECURITY AGREEMENTS" shall mean the intellectual property security agreements between the Bank and each of Bimeco and the Internet Subsidiary (if any) securing the obligations of the Borrower under the Credit Documents.

               "NET WORTH" shall mean the consolidated assets of Borrower and its Subsidiaries less the consolidated liabilities of the Borrower and its Subsidiaries.

               "PLEDGE AGREEMENTS" shall mean the pledge agreements between the Bank and each of the Borrower and Bimeco securing the obligations of the Borrower under the Credit Documents.

               "QUALIFIED GUARANTOR" shall mean a Subsidiary that has executed all documents that the Bank may reasonably require to maintain a first-priority security interest in all assets of the Borrower and its Subsidiaries including, but not limited to a form of Guarantor Security Agreement, Unlimited Guaranty, Intellectual Property Security Agreement, Pledge Amendment and inter-company note.

               "TOTAL LIABILITIES" shall mean the sum of all liabilities of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with generally accepted accounting principles.

          Section 2. WAIVER OF DEFAULTS. The Borrower has informed the Bank that Events of Default have occurred under the Credit Agreements as a result of the failure of the Company to observe the certain covenants set forth on Exhibit A hereto (the "Designated Events of Default").

          The Bank hereby waives the Designated Events of Default solely as of the dates of such defaults. This waiver is limited as to the Designated Events of Default and shall not (other than as set forth herein) constitute a modification, amendment or waiver of any other provision of the Credit Agreement or constitute a course of dealing between the parties.

          Section 3. AMENDMENTS OF CREDIT AGREEMENT.

          (a) Article II of the Credit  Agreement is hereby  amended by deleting
Section 2.03(c) and the definitions of Eligible Accounts Receivable and Eligible Inventory therein in their entirety and substituting therefor the following:

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
          "(c) BORROWING BASE. Subject to the limitations set forth below, the "Borrowing Base" shall consist of (i) the Borrower's and each Qualified Guarantor's Individual Accounts Receivable Formula Amount and (ii) the Borrower's and each Qualified Guarantor's Individual Inventory Formula Amount."

Notwithstanding the foregoing, no advances under the Revolving Credit shall be made with respect to any inventory of the borrower or Qualified Guarantor held by sales representatives who have nor executed in form land substance satisfactory to the Bank a "Memo on Stock" or similar instrument. Inventory immediately loses the status of Eligible Inventory if and when the Borrower or such Qualified Guarantor sells it, otherwise passes title thereto or consumes it or the Bank releases its security interest therein."

          (b) Article II of the Credit Agreement is hereby further amended by deleting Section 2.10 in its entirety and substituting therefor the following:


               "The Borrower shall pay the Bank on demand all reasonable out-of-pocket fees and expenses up to a maximum amount of $35,000 per year incurred by the Bank in connection with examinations of the books and records of the Borrower, appraisals of the assets of the Borrower and visits to the Borrower by officers, employees and agents of the Bank. The Borrower shall cooperate with the Bank's officers, employees and agents in connection with each audit or appraisal performed and comply with all reasonable requests in connection therewith."

          (c) Article II of the Credit Agreement is hereby further amended by deleting Section 2.13 in its entirety and substituting therefor the following;

               "The proceeds of the Term Credit shall be used by the Borrower to finance the Acquisitions. The proceeds of the Revolving Credit shall be used by the Borrower: (a) to finance the Acquisitions, (b) to refinance existing indebtedness to the Bank, (c) to pay costs and expenses incurred in connection with the Acquisitions and the establishment of the Credit, (d) to provide intercompany loans to each Qualified Guarantor not to exceed the Formula Amount of each such Qualified Guarantor; and (e) the balance, if any, solely for general working capital purposes, Permitted Acquisitions, repayment of indebtedness of entities acquired in Permitted Acquisitions, and Permitted Stock Payments."

          (d) Article V of the credit Agreement is hereby amended by adding the following subparagraphs (h) and (i) at the end of Section 5.06:

               "(h) at the end of each fiscal quarter of the Borrower, a quarterly management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations.

               "(i) no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and

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
          its Subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and promptly after preparation, any revisions to any of the foregoing."

          (e) Article V of the Credit Agreement is hereby amended further amended by deleting the "and" at the end of subparagraph (b) of Section 5.14, deleting the period at the end of subparagraph (c) of such section and replacing it with; "and" and adding the following subparagraph (d) at the end of such section:

               "(d) inter-company loans to Qualified Guarantors not to exceed in the aggregate at any time the amount of such Qualified Guarantor's Formula Amount."

          (f) Article V of the Credit Agreement is hereby further amended by deleting Sections 5.24, 5.25, 5.26, 5.27 and 5.28 in their entirety and substituting therefor the following:

               "Section 5.24. Ratio of Total Liabilities to Net Worth.
               --------------  ----------------------------------------

               The ratio of (a) the Borrower's Total Liabilities to (b) Net Worth, for the three month period ending on the last day of each quarter indicated below, shall not exceed the ratio set forth opposite such period:

         Three Month Period
         ------------------
Ending the Following Quarter Ends                             Ratio
---------------------------------                             -----

June 30, 2000, September 30, 2000,                             1.4:1
December 31, 2000, March 31, 2001 and
June 30, 2001

September 30, 2001, December 31, 2001,                        1.35:1
March 31, 2002 and June 30, 2002

Each Quarter End Thereafter                                   1.25:1

               "Section 5.25 Minimum EBITDA.
               -------------  ---------------

               (a) The EBITDA of the Borrower and its Subsidiaries on a consolidated basis for the three month period ending on the last day of each quarter indicated below, shall equal or exceed the amount set forth opposite such period:

         Three Month Period
         ------------------
Ending on the Following Quarter Ends                 Minimum EBITDA
------------------------------------                 --------------

September 30, 2000                                   $300,000

December 31, 2000                                    $600,000

March 3l, 2001                                       $700,000

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

June 30, 2001

September 30, 2001 and thereafter                    $750,000

               "Section 5.26. Maximum Capital Expenditures.
                ------------   ----------------------------

               Capital Expenditures made or incurred by the Borrower and its Subsidiaries on a consolidated basis, shall not exceed $700,000 for each of the Borrower's fiscal years ending June 30, 2000 and June 30, 200j, respectively. Thereafter, Capital Expenditures shall not exceed $725,000 for any fiscal tear of the Borrower beginning with the fiscal year ending June 30, 2002.

               "Section 5.27. Minimum Liquidity Ratio.
                ------------   -----------------------

               The ratio of the Borrower's Current Assets to Current Liabilities shall at all times equal or exceed 1.0 to 1.0.

               "Section 5.28. Minimum Fixed Charge Coverage.
               ------------   -----------------------------

               The ratio of the (a) EBITDA of the Borrower and its Subsidiaries for the immediately preceding three month period to (b) the sum of (i) fees and principal amortization on the Credit, plus (ii) consolidated interest expense, plus (iii) capital lease payments, plus (iv) Capital Expenditures, plus (v) cash income taxes of the Borrower and its Subsidiaries for the immediately preceding three month period, shall, as of the last day of each fiscal quarter, equal or exceed the ratio indicated:

                  Quarter Ended                               Ratio
                  -------------                               -----

                  September 30, 2000                          .40 to 1.0

                  December 31, 2000                           .75 to 1.0

                  March 31, 2001                              1.0 to 1.0

                  June 30, 2001                               1.0 to 1.0
                  through March 31, 2002

                  June 30, 2002 and Thereafter                1.05 to 1.00"

               (g) Article 5 of the Credit Agreement is hereby amended by deleting 5.31 in its entirety and substituting the following therefor:

               "Section   5.31.   SUBSIDIARIES.   The  Borrower  shall  have  no
subsidiaries other than Bimeco and the Internet Subsidiary."
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               (h) Article 5 of the credit Agreement is hereby amended by adding the following Section 5.34 and 5.35 at the end thereof:

               "Section 5.34. THE INTERNET DIVISION. The Borrower agrees that until the formation of the Internet Subsidiary (as defined below) (i) the Borrower shall maintain separate financial records for the division of assets comprised primarily of its internet business (the "Internet Division"); (ii) the Borrower shall provide to the Bank within thirty (30) days after the end of each month unaudited financial statements of the Internet Division prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, certified by the President or Chief Financial Officer of the Borrower, which statement shall contain balance sheets as of the end of such accounting period, statements of profit and loss and cash flow for the period from the beginning of such fiscal year to the end of such accounting period; and (iii) proceeds of the Credit to the Internet Division shall not exceed $500,000 in the aggregate from the date hereof until the Termination Date.

               "Section 5.35. THE INTERNET SUBSIDIARY. The Borrower may form an internet subsidiary (the "Internet Subsidiary") provided that (i) the Borrower provides to the Bank at least thirty (30) days prior written notice of the formation of the Internet Subsidiary; (ii) proceeds of the Credit to the Internet subsidiary shall not exceed $500,000 in the aggregate from the date hereof until the Termination Date; (iii) the Borrower maintains separate financial records for the Internet Subsidiary; (iv) the Borrower provides to the Bank within thirty (30) days after the end of each month unaudited financial statements of the Internet Subsidiary prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied certified by the President or Chief Financial Officer Of the Borrower, which statement shall contain balance sheets as of the end of such accounting period, statements of profit and loss and cash flow for the period from the beginning of such fiscal year to the end of such accounting period; and (v) contemporaneously with the formation of the Internet Subsidiary, the Internet Subsidiary and/or the Borrower shall execute or have executed all documents that the Bank may reasonably require to maintain a first-priority security interest in all assets of the Borrower and its Subsidiaries including, but not limited to a Guarantor Security Agreement, an Unlimited Guaranty, an Intellectual Property Security Agreement, a Pledge Amendment and a legal opinion of counsel to the Borrower and its Subsidiaries, all in form and substance satisfactory to the Bank. Notwithstanding the foregoing, the Borrower may capitalize the Internet Subsidiary with proceeds from the B-3 Private Placement."

               (i) Article VI of the Credit Agreement is hereby amended by adding the following subparagraph (m):

          "(m) any violation of Section 5.14 of the Convertible Preferred Stock Purchase Agreement among the Borrower and the Purchasers named therein dated as of August 17, 2000."

          Section 4. CONSENTS BY THE BANK. The Bank hereby consents to the following transactions:

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
          (a) The transactions described in the Asset Purchase Agreement among the Borrower Eclipse Medical, Inc., Tom O'Brien and Paul O'Brien dated as of April 1, 2000;

          (b) The Borrower's repurchase of shares of its common stock from Michael Wynne and Timothy Wynne pursuant to the Settlement Agreement and Mutual Release dated January 30, 2000 if an aggregate amount not to exceed $370,000;

          (c) The transactions described in the Stock Purchase Agreement between the Borrower and Michael K. Campbell dated as of July 19, 2000 (the "MCA Stock Purchase Agreement");

          (d) The B-3 Private Placement;

          (e) The C-2 Private Placement; and

          (f) The dissolution of Douglass.

     The Bank hereby waives any Events of Default existing on the date hereof and previously disclosed in writing to the Bank solely in connection with the specific transactions described in Sections 4(a)-4(f) hereof.

     Section 5.     EFFECTIVENESS;   CONDITIONS  TO  EFFECTIVENESS.  This  First
Amendment to Credit Agreement shall become effective as of August 22, 2000 upon satisfaction of the following conditions:

          (a) FIRST AMENDMENT. The Loan Parties shall have delivered to the Bank an executed First Amendment to the Credit Agreement.

          (b)  INTER-COMPANY  NOTE.  Bimeco shall have executed an inter-company note in favor of the Borrower which shall have been collaterally assigned and delivered to the Bank.

          (c) CONSUMMATION OF MCA STOCK PURCHASE AGREEMENT. The Loan Parties shall have delivered to the Bank a confirmation of consummation of the MCA Stock Purchase Agreement executed by Michael K. Campbell.

          (d) OFFICERS' CERTIFICATE. The Loan Parties shall have delivered to the Bank an Officers' Certificate in the form and substance satisfactory to the Bank.

          (e) OPINION OF COUNSEL. The Loan Parties shall have delivered to the Bank an opinion of Skadden, Arps, Slate, Meagher & Flom LLP counsel to the Loan Parties, issued in connection with the C-2 Private Placement in form and substance satisfactory to the Bank.

          (f) BORROWING BASE CERTIFICATE. The Loan Parties shall have delivered to the Bank an executed Borrowing Base Certificate in the form attached hereto as EXHIBIT 5.06(d) (the "Borrowing Base Certificate").

          (g) RESOLUTIONS. Copies of the resolutions of the Boards of Directors of the Loan Parties authorizing the execution, delivery and performance of this Amendment certified by an officer of each Loan Party (which certificate shall state that such resolutions are in full force and effect).

          (h) INCUMBENCY. Certificates of an officer of the Loan Parties, certifying the name and signatures of the officers of the Loan Parties to sign this Amendment and the other Credit Documents to be delivered on the date hereof to which the Loan Parties are a party.

          (i) EXISTENCE; QUALIFICATION AND GOOD STANDING CERTIFICATES. Certificates of good standing and legal existence for the Loan Parties of recent date issued by the governmental authority of each such Loan Party's state of incorporation.

          (j) ADDITIONAL DOCUMENTATION. Delivery to the Bank of such other documents as the Bank or its special counsel shall reasonably require.

     Section 6.     MISCELLANEOUS.

          (a) The Loan Parties hereby confirm to the Bank that the representations and warranties of the Borrower set forth in Article III of the Credit Agreement (as amended and supplemented hereby) are true and correct as of the date hereof, as if set forth herein in full; provided, however, that the Borrower does not confirm that such representations and warranties are true and correct on the date hereof as to MCA and Douglass.

          (b) The Loan Parties have reviewed the provisions of this First Amendment and all documents executed in connection therewith or pursuant thereto or incident or collateral hereto or thereto from time to time and there is no Event of Default thereunder, and no condition which, with the passage of time or giving of notice or both, would constitute an Event of Default thereunder.

          (c) The Loan Parties agree that each of the Credit Documents shall remain in full force and effect after giving effect to this First Amendment. The granting of the liens and security interests under the Security Agreement and Guarantor Security Agreements secure all the obligations of the Loan Parties under the Credit Documents, amended by this First Amendment.

          (d) This First Amendment represents the entire agreement among the parties hereto relating to this First Amendment, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this First Amendment. The Loan Parties waive and release any claims they may have against, and forever discharge, the Bank and its officers, directors, agents, attorneys, employees, successors and assigns from any claims and causes of action arising out of the transactions referred to or contemplated in any way by the Credit Documents and this First Amendment.

          (e) The Loan Parties represent and warrant that the execution, delivery or performance by the Loan Parties of any of the obligations contained in this First Amendment or in any Credit Document do not require the consent, approval or authorization of any person or governmental authority or any action by or on account of with respect to any person or governmental authority.

          (f) The Loan Parties agree, jointly and severally, to pay all the Bank's reasonable expenses in preparing, executing and delivering this First Amendment to Credit Agreement, and all related instruments and documents, including, without limitation, payment upon the closing of the First Amendment of all reasonable fees and out-of-pocket expenses of the Bank's special counsel, Goodwin, Procter & Hoar LLP in the amount of $15,000.

          (g) This First Amendment to Credit Agreement shall be a Credit Document and shall be governed by and construed and enforced under the laws of The Commonwealth of Massachusetts without regard to principles relating to choice of law.

          (h) The Loan Parties agree that by executing this First Amendment (i) MCA and Douglass shall no longer be Guarantors under the Credit Agreement and
(ii) the following agreements shall deemed to have terminated as of the date hereof: (A) Unlimited Guaranty Agreement between the Bank and MCA dated as of June 14, 1999; (B) Security Agreement between the Bank and MCA dated as of June 14, 1999; (C) Intellectual Property Security Agreement between the Bank and MCA dated as of June 14, 1999; (D) Unlimited Guaranty Agreement between the Bank and Douglass dated as of June 14, 1999; (E) Security Agreement between the Bank and Douglass dated as of June 14, 1999; and (F) Intellectual Property Security Agreement between the Bank and Douglass dated as of June 14, 1999.

          (i) The Loan Parties agree that the Borrowing Base Certificate attached hereto as EXHIBIT 5.06 shall supersede and replace the Borrowing Base Certificate referred to in the Credit Agreement.


                           [INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrowers, the Guarantor and the Bank have caused this First Amendment to the Credit Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

                                          PRIMESOURCE SURGICAL., INC.


                                          By: /s/ Michael K. Bayley
                                              ----------------------------------



                                          BIMECO, INC.


                                          By: /s/ Michael K. Bayley
                                              ----------------------------------



                                          CITIZENS BANK OF MASSACHUSETTS


                                          By: /s/ William L. Benning
                                              ----------------------------------
                                                Name:  William L. Benning
                                                Title:     Senior Vice President

                                                                       Exhibit A
                                                           to First Amendment to
                                                            Amended and Restated
                                                                Credit Agreement

                          Designated Events of Default
                          ----------------------------

Section V.25 - Minimum EBITDA: required level was $850,000 for three month period ending 6/30/00; Borrower failed to meet the minimum

Section V.28 - Minimum Fixed Charge Coverage: required level was 1.05 to 1.0 for the three month period ending 6/30/00; Borrower failed to meet the minimum